[DESCRIPTION] Consent of Accountant




           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 5, 2000, accompanying the consolidated financial statements of Uptown Restaurant Group, Inc. and NYB Foods, Inc., contained in the Fourth Amendment to the Registration Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                         James E. Raftery, C.P.A., P.C.



Mesa, Arizona
September 1, 2000